                                                                    Exhibit 32.2

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, George L. Harwood, hereby certify that this periodic report containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents in all material respects, the financial condition and results of operations of Printronix, Inc.

June 23, 2004

/s/ GEORGE L. HARWOOD
-----------------------------------------
George L. Harwood
Sr. Vice President, Finance,
Chief Financial Officer and Secretary
(Principal Financial Officer and Duly Authorized Officer)